Exhibit 99.1

AAR accelerates its aftermarket platform strategy by agreeing to acquire a controlling interest in MRO Holdings

•	Acquisition significantly enhances AAR’s scale, margins, and cash flow profile

•	Adds more than $1 billion in revenue supporting blue-chip, U.S. airline customers

•	Expands AAR’s consolidated adjusted EBITDA margins[1] from approximately 12% to 16%, before synergies

•	Expected to be accretive to adjusted EPS in the first full fiscal year post closing

•	Updating AAR’s adjusted EBITDA margin target to approximately 19% to 20% within three to four years

WOOD DALE, Illinois — September 28, 2026 — AAR CORP. (NYSE: AIR) (the “Company” or “AAR”), a leading Parts, Repair, and Software platform in the aviation aftermarket, today announced it has entered into a definitive agreement to acquire a 65% controlling interest in MRO Holdings at an implied enterprise value of $4.0 billion. This represents 10.7x MRO Holdings’ forecasted full calendar year 2026 adjusted EBITDA, including $75 million in anticipated run-rate cost synergies and net of transaction-related tax benefits with an expected present value of approximately $150 million. The transaction will expand and strengthen AAR’s leading aviation aftermarket platform and create significant additional growth opportunities across the Company’s core Parts, Repair, and Software activities. The combination creates advantages for AAR’s customers as the Company will offer a broader range of maintenance solutions.

MRO Holdings is a leading global provider of aircraft maintenance, repair, and overhaul (MRO) with more than four decades of experience. Through its team of approximately 10,000 professionals and 115 lines of airframe maintenance capacity, MRO Holdings performs aircraft maintenance and modifications across its extensive network in the Americas, with facilities in El Salvador, Mexico, Colombia, and the United States. Approximately 90% of MRO Holdings’ revenue is from sales to U.S. customers.

“Over the last several years, AAR has taken important steps to reshape our portfolio into an integrated Parts, Repair, and Software aviation aftermarket platform,” said John M. Holmes, Chairman, President and CEO of AAR. “Heavy maintenance is a foundational element of this platform, driving revenue to all other areas of the Company. Through the acquisition of MRO Holdings, we will create the largest heavy maintenance MRO in the world, servicing a combined total of nearly 3,000 aircraft per year in our hangars. As a result of this scale, we expect to drive additional volume through our Component MRO facilities, we will have a much larger channel for new and existing OEM distribution relationships, and we will have additional avenues for data collection supporting our software business. In addition, we see more growth opportunities for the heavy maintenance business itself, including widebody maintenance and increased capture of European and Middle Eastern fleets for service in the Americas.

“The transaction structure allows us to partner with a proven team that brings decades of experience in a strategically important region. This structure also provides the financial flexibility to continue to pursue AAR’s broader strategy. This highly strategic acquisition is truly transformational for AAR and marks a significant step in our long-term growth plan,” concluded Holmes.

1 Based on fiscal year 2026 results

In calendar year 2026, MRO Holdings is expected to generate approximately $1.0 billion of sales and $285 million of adjusted EBITDA, representing an adjusted EBITDA margin of approximately 27%. MRO Holdings also has an exceptional cash flow conversion profile, converting approximately 70% of adjusted EBITDA into adjusted cash flow from operating activities in calendar year 2025.

On a pro forma basis, the Company’s adjusted EBITDA margin before synergies is approximately 16%, or roughly 400 basis points accretive to AAR’s standalone FY 2026 results2. AAR expects to generate approximately $75 million of run-rate cost synergies from operations optimization, procurement savings, SG&A optimization, and the sharing of operational best practices. The Company expects to achieve the full run-rate benefit of the synergies within three to four years following closing and is targeting an adjusted EBITDA margin of approximately 19% to 20% in that timeframe.

Holmes continued, “While the strategic benefits are significant, the acquisition of MRO Holdings also greatly enhances our financial profile. The acquisition further strengthens our ability to generate above-market sales growth, and we see a path to 20% adjusted EBITDA margins in the next three to four years. Further, the cash generated by the combination of AAR and MRO Holdings will be substantial, allowing the Company to quickly de-lever and retain future financial flexibility. With greater scale and a stronger financial profile, AAR will be better positioned to deliver higher, more profitable growth across our Parts, Repair, and Software platform.”

“This is a major milestone in MRO Holdings' evolution, and AAR is the right partner,” said Roberto Kriete, Chairman of MRO Holdings. “Combining our technical expertise and customer relationships with AAR's broader aftermarket capabilities will strengthen our value proposition and support continued investment in our people, capabilities, and facilities. Together, MRO Holdings and AAR create a stronger platform with greater scale, deeper technical resources, and a broader ability to serve the world's leading airlines. We are staying on as shareholders of MRO Holdings because we share AAR's ambition for continued growth and want to be a part of it.”

“As a significant minority shareholder in MRO Holdings, we are proud to have been part of a period of meaningful growth for the company,” said Matt Evans, a Partner at Bain Capital. “MRO Holdings has built a differentiated offering with deep customer relationships, a highly skilled workforce, and a compelling position in a market supported by durable demand for aircraft maintenance. We believe AAR is an excellent partner for the company’s next chapter and look forward to participating in continued value creation as shareholders.”

2 Based upon AAR fiscal year 2026 and MRO Holdings expected calendar year 2026 results.

Transaction details

Under the terms of the agreement, AAR will initially acquire a 65% interest in MRO Holdings for an equity value of approximately $1.8 billion. As part of this initial transaction, AAR will also repay approximately $1.3 billion of MRO Holdings’ existing borrowings. AAR expects to fund the transaction, including related expenses, through approximately $2.1 billion of new debt, approximately $780 million of equity issued at $135 per share to existing MRO Holdings shareholders, and approximately $230 million of proceeds from a private investment in public equity (PIPE) offering, led by The Pritzker Organization and other blue-chip institutional investors.

AAR will have the option to acquire the remaining 35% ownership interest of MRO Holdings with 5% exercisable at any time within six years of the closing of the initial Acquisition, and the remaining 30% exercisable in three equal tranches of 10% on the second, third, and fourth anniversaries of the closing of the initial acquisition. AAR will control the MRO Holdings Board of Managers, and the selling owners will be subject to customary lockups and voting-support provisions with respect to the AAR shares they receive in the transaction.

The approximately $2.1 billion of new debt financing is supported by a fully committed bridge facility, which AAR intends to replace with permanent debt financing prior to closing. AAR expects net leverage at closing to be approximately 3.6x, including run-rate synergies. As part of the agreement, AAR will receive 100% of the excess cash flow from MRO Holdings during its first two years of ownership. AAR expects net leverage to be approximately 3.0x within two years following close of the transaction and to return to its target range of 2.0x to 2.5x over the medium term, even as we exercise the purchase options. AAR expects to maintain its BB-category credit rating profile at each of S&P and Moody’s.

The transaction is expected to close in AAR’s fiscal third quarter ending February 2027, subject to receipt of regulatory approvals and satisfaction of other customary closing conditions. The Board of Directors of AAR has unanimously approved the transaction. Following closing, AAR will fully consolidate MRO Holdings into its financial results.

Advisors

Goldman Sachs & Co. LLC; William Blair & Company, LLC; and Centerview Partners LLC are serving as financial advisors to AAR. Kirkland & Ellis LLP is serving as legal counsel to AAR. Goldman Sachs Bank USA and Wells Fargo Securities, LLC are serving as underwriters of the committed debt financing supporting the transaction, and Goldman Sachs & Co. LLC is exclusive placement agent for the PIPE offering.

Solomon Partners is serving as lead financial advisor to MRO Holdings. RBC Capital Markets, LLC is also advising MRO Holdings. Greenberg Traurig, LLP is serving as legal counsel to MRO Holdings.

Conference call

On Tuesday, September 29, 2026, at 7:00 a.m. CT, AAR will hold a conference call to discuss the transaction as well as the Company’s first quarter fiscal 2027 earnings results, which were announced in a separate release today. A listen-only webcast and slides can be accessed at https://edge.media-server.com/mmc/p/ogsm2rh7. Participants may join via phone by registering at https://register-conf.media-server.com/register/BIe2a403237161465d99fb8af7cc93b3e8. Once registered, participants will receive a dial-in number and a unique PIN that will allow them to access the call.

A replay of the conference call will be available for on-demand listening shortly after the completion of the call at the webcast link and will remain available for approximately one year.

A slide presentation pertaining to the transaction has also been made available on the Investors section of AAR’s website at https://www.aarcorp.com/en/investors/.

About AAR

AAR is a leading global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through three primary operating segments: Parts Supply; Repair, Engineering, and Software; and Government Solutions. Additional information can be found at aarcorp.com.

About MRO Holdings

MRO Holdings is a leading aircraft maintenance and modifications provider with a focus on long-term solutions for the aviation industry. The company operates five facilities across the Americas, with a team of approximately 10,000 professionals and 115 lines of capacity. Driven by a deep commitment to safety, excellence, and partnership, MRO Holdings serves premier airlines around the world. United by the belief that “Together, we fly further,” the group is shaping the future of aviation through operational excellence, innovation, and trust. For more information, visit https://mroholdings.com/

Contacts

Investors

investors@aarcorp.com

+1-630-227-5830

Media

editor@aarcorp.com

+1-630-227-5100

Forward-looking statements

This press release contains certain statements relating to future events, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “continue,” “estimate,” “expect,” “project,” “plan,” “potential,” “predict,” “intend,” “believe,” “may,” “might,” “will,” “would,” “should,” “seek,” “could,” “positions,” “likely,” “target,” “goal,” “strategy” or similar expressions and the negatives of those terms in connection with any discussion of the timing or nature of future operating or financial performance or other events, including statements regarding the Company’s expectations, intentions or strategies regarding the PIPE offering, the expected use of proceeds from the PIPE offering, the acquisition, the expected benefits of the acquisition, the anticipated timetable for completing the acquisition, and the impact of the acquisition on the Company’s business and future financial condition and operating results.

These forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: factors that adversely affect the commercial aviation industry; adverse events and negative publicity in the aviation industry; a reduction in sales to the U.S. government and its contractors; cost overruns and losses on fixed-price contracts; nonperformance by subcontractors or suppliers; our ability to manage our operational footprint; a reduction in outsourcing of maintenance and repair activity by airlines; a shortage of skilled personnel or work stoppages; competition from other companies; financial, operational and legal risks arising as a result of operating internationally; the failure to complete, integrate and realize the anticipated benefits of acquisitions, including execution of related operational and financial plans; circumstances associated with divestitures; the inability to recover costs due to fluctuations in market values for aviation products and equipment; cyber or other security threats or disruptions; the need to make significant capital expenditures to keep pace with technological developments in our industry; restrictions on the use of intellectual property and tooling important to our business; the inability to protect the value of our intellectual property; our ability to manage our debt and fund our other liquidity needs; limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; non-compliance with restrictive and financial covenants contained in our debt and loan agreements; changes in or non-compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety and environmental matters, and the costs of complying with such laws and regulations; exposure to product liability and property claims that may be in excess of our liability insurance coverage; the risk that the acquisition may not be completed in a timely manner or at all; the failure to satisfy the closing conditions to the acquisition, including the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Share Purchase Agreement, including in certain circumstances requiring the Company to pay a termination fee; the ability of the Company to obtain the necessary financing arrangements, including under the Debt Commitment Letter; the effect of the announcement or pendency of the acquisition on the Company’s business relationships, operating results and business generally; risks that the acquisition may disrupt the Company’s current business plans and operations; the Company’s ability to retain and hire key personnel in light of the acquisition; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the acquisition; potential litigation relating to the acquisition; the ability of the Company to successfully integrate MRO Holdings and its subsidiaries following the Closing and to achieve the anticipated benefits of the acquisition, including estimated cost and operational synergies, and the timeline to realize such benefits; the effects of the acquisition on the Company’s earnings, financial condition, net leverage ratio and credit ratings; the risk that the conditions to the PIPE Closing are not satisfied; the fact that the PIPE offering may cause dilution to the Company’s existing stockholders; the impact of the acquisition on the Company’s business and future financial condition and operating results, including the ability of the Company or MRO Holdings to repay or prepay indebtedness incurred in connection with the transaction or otherwise; and other factors disclosed in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as may be updated or supplemented by any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.

The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based on many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect actual results. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks the Company faces, as additional risks and uncertainties not currently known or foreseeable or deemed immaterial may materially adversely affect the Company’s business, financial condition or results of operations in future periods. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Adjusted EBITDA margin is a “non-GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe this non-GAAP financial measure is relevant and useful for investors as it illustrates our core operating performance unaffected by the impact of certain items that management does not believe are indicative of our ongoing and core operating activities. When reviewed in conjunction with our GAAP results and the accompanying reconciliation, we believe this non-GAAP financial measure provides additional information that is useful to gain an understanding of the factors and trends affecting our business and provides a means by which to compare our operating performance against that of other companies in the industries in which we compete. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles the above-mentioned non-GAAP financial measure to the most directly comparable GAAP financial measure:

AAR CORP. and subsidiaries

Adjusted EBITDA (In millions - unaudited)	Three months ended May 31,		Year ended May 31,
	2026	2025	2026	2025
Net income	$50.7	$34.0	$187.7	$12.5
Income tax expense	7.0	13.6	58.2	26.4
Other (income) expense, net	1.1	(0.1)	2.1	0.3
Interest expense, net	16.3	18.4	70.5	73.6
Depreciation and amortization	21.0	13.7	72.1	55.2
Acquisition and integration expenses (benefit)	10.2	(0.9)	28.2	10.8
Bargain purchase gain	6.2	––	(29.5)	––
Loss (Gain) related to sale and exit of business/joint venture, net	(1.2)	7.1	(1.4)	70.3
Gain on sale of headquarters building	––	––	(9.8)	––
Impairment charge related to product line exit	––	––	4.9	––
Severance charges	––	––	1.0	––
Government COVID-related subsidy liability (reversal)	––	0.8	(0.7)	0.8
FCPA settlement and investigation costs	––	––	––	65.3
Russian bankruptcy court judgment (reversal)	––	––	––	(11.1)
Contract termination cost	––	––	––	0.2
Stock-based compensation	4.5	4.3	17.8	19.9
Adjusted EBITDA	$115.8	$90.9	$401.1	$324.2

Net income margin	5.5%	4.5%	5.7%	0.4%
Adjusted EBITDA margin	12.5%	12.4%	12.1%	11.8%